UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

EQUITY RESIDENTIAL

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-12252	13-3675988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ERP OPERATING LIMITED PARTNERSHIP (Exact name of Registrant as Specified in Its Charter)
Illinois	0-24920	36-3894853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Equity Residential)	EQR	The New York Stock Exchange
7.57% Notes due August 15, 2026 (ERP Operating Limited Partnership)	N/A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Settlement of Class Action Litigation

As previously reported, Equity Residential (the “Company”) has been named as a defendant in a number of cases filed by private plaintiffs in late 2022 and 2023 alleging antitrust violations by RealPage, Inc., a seller of revenue management software products, and various owners and/or operators of multifamily housing, including us, that have utilized these products. The complaints allege collusion among the defendants to illegally fix and inflate the pricing of multifamily rents and seek monetary damages, injunctive relief, fees and costs. These cases were consolidated into a single putative class action in the United States District Court for the Middle District of Tennessee (the “Court”), captioned In Re: RealPage, Inc., Rental Software Antitrust Litigation (No. II) (the “Class Action Litigation”).

On April 13, 2026, the Company entered into a settlement agreement (the “Settlement Agreement”) with the named plaintiffs in the Class Action Litigation (together, the “Plaintiffs”), individually and on behalf of the putative class members. The Settlement Agreement remains subject to preliminary and final approval by the Court.

Under the terms of the Settlement Agreement, the Company will pay an aggregate of $56.0 million into a settlement fund to settle all claims asserted, or that could have been asserted, against the Company relating to the alleged conduct at issue in the Class Action Litigation. The settlement payment will be made on or around the date that is 30 days after the execution of the Settlement Agreement. The settlement amount is inclusive of the recovery amount for class members, fees for the Plaintiffs’ counsel, costs, any incentive awards for class counsel, and the costs of administering the settlement. Absent agreement of the parties or order of the Court, the Plaintiffs are required to file a motion seeking the Court’s preliminary approval of the Settlement Agreement no later than three months from the date of execution.

In addition, the Settlement Agreement includes certain prospective commitments regarding the Company’s business practices, including provisions relating to the disclosure and use of nonpublic data and the Company’s use of revenue management software, all of which the Company believes are consistent with its existing practices and will not require material changes to current operations.

Under the Settlement Agreement, if the Court does not approve, or materially modifies, the Settlement Agreement, or if the number of eligible class members opting out of the settlement exceeds a specified level, the Company may request that the settlement terms be revised, and if the parties then cannot agree on revised settlement terms within 60 days (as may be extended by the parties), the Settlement Agreement will terminate.

The execution of the Settlement Agreement does not constitute an admission by the Company of any fault or liability, and the Company does not admit fault or liability. The claims asserted in the Class Action Litigation were directed at numerous participants across the industry, including approximately 50 of the largest owners and operators of multifamily housing. The Company believes resolving this matter now will allow it to avoid the significant costs and distraction of protracted litigation and maintain focus on executing its business objectives. The Company also believes the settlement reduces meaningful legal uncertainty and risk associated with complex antitrust litigation, including potential exposure under joint and several liability principles.

There can be no assurance as to the ultimate outcome of the Class Action Litigation with respect to the Company, including no assurance that the Settlement Agreement will be approved by the Court or that any revised settlement terms, if applicable, will be finalized by the parties and approved by the Court. If a settlement is not approved by the Court or the parties otherwise cannot finalize a settlement, the Company plans to vigorously defend itself in the Class Action Litigation, and the Company believes there are numerous defenses, both factual and legal, to the allegations against it. The Company also continues to vigorously defend against the District of Columbia in a case that contains allegations against RealPage Inc., Equity Residential Management, LLC, and a number of multifamily owners and/or operators similar to those at issue in the Class Action Litigation, the outcome of which case cannot be predicted with certainty.

In connection with the Settlement Agreement described above, the Company expects to increase its loss contingency reserve, which will be reflected in the Company’s first quarter 2026 financial statements. The adjustment will be recorded to other expenses in the consolidated statements of operations and comprehensive income and to other liabilities in the consolidated balance sheets. The increased loss contingency reserve will reflect all amounts the Company expects it will need to resolve the Class Action Litigation.

The increase in the loss contingency reserve described above will reduce 2026 GAAP earnings and Nareit Funds from Operations (“FFO”) but will have no impact on Normalized FFO. The Company does not expect the settlement payment to have a material impact on its liquidity, credit ratings, investment and financing plans or operations. The Company does not believe there is insurance coverage related to this settlement. The settlement fund is intended to be treated as a qualified settlement fund, and taxes on income earned by the settlement fund are expected to be paid out of the settlement fund (with no liability to the Company for those settlement fund-level taxes/expenses).

The information contained in this Item 7.01 on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document filed by Equity Residential under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. In addition, the information contained in this Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: April 15, 2026	By: /s/ Scott J. Fenster
Name: Scott J. Fenster
Its: Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP
By: Equity Residential, its general partner
Date: April 15, 2026	By: /s/ Scott J. Fenster
Name: Scott J. Fenster
Its: Executive Vice President and General Counsel